                               PURCHASE AGREEMENT


                           dated as of April 15, 1997


                                    among


                           TRANS WORLD GAMING CORP.;

                            JAMES R. HARDMAN, Jr.;

                     MULTIPLE APPLICATION TRACKING SYSTEM,
             a sole proprietorship owned by James R. Hardman, Jr.,
                    doing business as "MATS of Colorado";

                                    and

                  MULTIPLE APPLICATION TRACKING SYSTEM, INC.

                               TABLE OF CONTENTS

                                                                            PAGE

1.Purchase of Stock of Corporation and Assets of the Business. . . . . . . . . 1

2.Representations and Warranties of Seller . . . . . . . . . . . . . . . . . . 2

3.Representations and Warranties of Purchaser. . . . . . . . . . . . . . . . .18

4.Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

5.Conditions to Obligations of Purchaser . . . . . . . . . . . . . . . . . . .21

6.Conditions to Seller's Obligations . . . . . . . . . . . . . . . . . . . . .22

7.INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . . . . . . .23

8.Survival and Indemnification . . . . . . . . . . . . . . . . . . . . . . . .23

9.Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .25

                               LIST OF EXHIBITS


NAME OF EXHIBIT                                               NUMBER OF EXHIBIT

Assets of Business. . . . . . . . . . . . . . . . . . . . . . Exhibit 1(a)

Promissory Note . . . . . . . . . . . . . . . . . . . . . . . Exhibit 1(b)(i)

Disclosure Schedule . . . . . . . . . . . . . . . . . . . . . Exhibit 2

Bill of Sale. . . . . . . . . . . . . . . . . . . . . . . . . Exhibit 2.1(dd)

Employment Agreement. . . . . . . . . . . . . . . . . . . . . Exhibit 5(j)

License Agreement . . . . . . . . . . . . . . . . . . . . . . Exhibit 5(l)

                            PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT, dated as of April 15, 1997, is by and among TRANS WORLD GAMING CORP., a Nevada corporation ("Purchaser"), and the sole shareholder of MULTIPLE APPLICATION TRACKING SYSTEM, INC., a Colorado corporation ("Corporation"), and a sole proprietorship, Multiple Application Tracking System doing business as MATS of Colorado (the "Business") both the Business and Corporation operated and owned solely by JAMES R. HARDMAN, JR., (the "Seller").

     A. The parties hereto wish to provide for the terms and conditions upon which Purchaser will acquire all of the shares of capital stock of the Corporation owned or controlled by Seller, and all the assets of the Business owned by Seller

     B. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with such acquisition of assets and stock and also to prescribe various conditions to such transactions

     Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                              SECTION 1

1.   PURCHASE OF STOCK OF CORPORATION AND ASSETS OF THE BUSINESS

         (a) SHARES AND ASSETS TO BE PURCHASED. Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as shall have been waived in accordance with the terms hereof), the Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from such Seller, at the Closing (as hereinafter defined), (i) one million (1,000,000) shares of the common voting stock no par value of Corporation constituting all the issued and outstanding shares of the Corporation's stock (the "Shares"); and (ii) all the Assets of the Business (the "Assets") as described in EXHIBIT 1(a) attached hereto and incorporated herein used in conjunction with the Business.

         (b) PURCHASE PRICE. Purchaser will, in full payment for the Shares and Assets to be purchased from Seller pursuant to this Agreement, pay the Seller two hundred fifty thousand dollars ($250,000) payable as follows:

               (i) Purchaser shall pay a sum of two hundred thirty-five thousand dollars ($235,000) (equaling two hundred fifty thousand dollars ($250,000) less the Purchaser's fifteen thousand dollar ($15,000) down payment paid by Purchaser to Seller, pursuant to that certain Letter of Intent between the parties of November 26, 1996 to Seller), payable from Purchaser to Seller pursuant to a Promissory Note, attached here to as
     EXHIBIT 1(b)(i) and made a part hereof, in the amount of two hundred thirty-five thousand dollars ($235,000) payable in three (3) equal annual installments of seventy-eight thousand three hundred and thirty-three dollars ($78,333) payable on November 1, 1998, November 1, 1999, and November 1, 2000.


         (c) For purposes of this Agreement, the parties agree that the purchase price shall be allocated as follows:

               Shares of Corporation                                   $1,000.00

               Inventory                                                8,045.00

               Accounts Receivable - Crooks Palace Casino                 500.00

               Ongoing business, including goodwill
               know-how, customer lists, trade names                  240,455.00

               TOTAL.................................................$250,000.00

         (d) CLOSING. The "Closing" or the "Closing Date" shall mean the date first above written. The Closing shall be held at the offices of Oppenheimer Wolff & Donnelly, 26th Floor, One Citicorp Center, 153 East 53rd Street, New York, New York, or such other place or manner as the parties may agree, at 10:00 a.m., local New York, New York time or such other time as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties effective as of the date first above written.

                                   SECTION 2

2.   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as of the date hereof as follows;

          (a)      DISCLOSURE SCHEDULE.  The disclosure schedule marked as
     EXHIBIT 2 hereto (the "Disclosure Schedule") is divided into sections which correspond to the subsections of this Section 2. The Disclosure
     Schedule is accurate and complete and the disclosures in any subsection thereof shall constitute disclosure for purposes of any other subsection and any other section or subsection of this Agreement or any exhibit to or other appendix, writing, instrument or agreement which is designated herein as being part of this Agreement.

          (b) CORPORATE ORGANIZATION. Corporation is a corporation duly organized, validly existing and in good standing under the law of the state of its incorporation; Corporation and Business have full power and authority to carry on their businesses as are now being conducted and to own, lease and operate their properties and assets (if any), are duly qualified or licensed to do business, and are in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by them or the conduct of their business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on its or their condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value; and has heretofore delivered to Purchaser complete and correct copies of Corporation's articles or certificate of incorporation, bylaws, and corporate minutes of board of directors and Sellers, as presently in effect, and equivalent licenses of Business. The Disclosure Schedule contains a list of all jurisdictions in which Corporation is qualified or Business is licensed to do business. Neither Corporation nor Business owns (and has not at any time during the preceding five (5) years owned) of record or beneficially more than five percent (5%) of the outstanding equity securities having ordinary voting rights or power of any corporation, limited liability corporation, limited liability partnership, limited partnership, or partnership or other legal entity.

          (c) CAPITALIZATION. The authorized capital stock of Corporation is set forth on the Disclosure Schedule. The number of shares of capital stock of Corporation issued and outstanding, the holders thereof and the number of shares of capital stock of Corporation held in treasury as of the date of this Agreement are set forth on the Disclosure Schedule. All issued and outstanding shares of capital stock of Corporation are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, preemptive rights. Except as set forth on the Disclosure Schedule: (i) there are no shares of capital stock or other equity securities of Corporation or outstanding or any securities convertible into or exchangeable for such shares, securities or rights;
     (ii) there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity interest of Corporation or Business, or any securities convertible into or exchangeable for such shares, securities, rights of Business, and
     (iii) there are no contracts, commitments, understandings, arrangements or restrictions by which Corporation or Business are bound to issue any equity interest or acquire any additional shares of its capital stock or other equity securities, interest or any options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities or interests of Corporation or Business, or any securities convertible into or exchangeable for such shares, securities, interests or rights.

          (d) AUTHORIZATION. Seller has the legal capacity to enter into this Agreement and to carry out the transactions contemplated herein, including without limitation the legal capacity to execute, deliver and perform the agreements or contracts, if any, required by this Agreement, including, without limitation, those of Section 5 to be executed and delivered by any of them as a condition to the Closing. This Agreement has been duly and validly executed by Seller and is the valid and binding legal obligation of Seller, enforceable against Seller in accordance with its terms.

          (e) NON-CONTRAVENTION. Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles or certificate of incorporation or bylaws of Corporation; or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Corporation, Business or Seller is a party or by which the Corporation, Business or Seller or any of their properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing to Purchaser's satisfaction) or result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Corporation, Business or Seller under any debt, obligation, contract, agreement or commitment to which Corporation, Business or Seller is a party or by which Corporation, Business or Seller or any of their assets or properties is or may be bound; or (iii) violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes separately referred to as an "Authority" and sometimes collectively as "Authorities") (sometimes hereinafter separately referred to as a "Law" and sometimes collectively as "Laws").

          (f) CONSENTS AND APPROVALS. Except as set forth in the Disclosure Schedule, with respect to Corporation, Business and the Seller, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Seller or the consummation by Seller of the transactions contemplated herein. All such Consents shall be obtained by Seller prior to Closing in form and substance satisfactory to Purchaser.

          (g) FINANCIAL STATEMENTS. Seller has furnished to Purchaser the balance sheets and statements of operations (or income or loss) and changes in cash flow (or financial position) described on the Disclosure Schedule. The most recent audited balance sheet so described is referred to herein as the "Latest Balance Sheet" attached hereto. At Closing, Seller will furnish the financial statements and reports described on the Disclosure Schedule. Except as disclosed therein, the aforesaid financial statements
     (i) are or will be, as the case may be, in accordance with the books and records of Business and Corporation and have been, or will be, as the case may be, prepared in conformity with generally accepted accounting principles consistently applied for all periods, and (ii) fairly present and will fairly present, as the case may be, the financial position of Business or Corporation as of the respective dates thereof, and the results of operations (or income or loss) and changes in cash flow (or financial position) for the periods then ended, all in accordance with generally accepted accounting principles consistently applied for all periods.

          (h) LOSS CONTINGENCIES; OTHER NON-ACCRUED LIABILITIES. Except as described in the Disclosure Schedule or in the footnotes to the Latest Balance Sheet, Corporation and Business do not have (i) any loss contingencies which are not required by generally accepted accounting principles to be accrued; (ii) any loss contingencies involving an unasserted claim or assessment which are not required by generally accepted accounting principles to be disclosed because the potential claimants have not manifested to Corporation or Business an awareness of a possible claim or assessment; or (iii) any categories of known liabilities or obligations (other than non-pension post-retirement medical care, dental care, life insurance or other benefits) which are not required by generally accepted accounting principles to be accrued. For purposes of this Agreement, "Loss Contingency" shall have the meaning accorded to it by generally accepted accounting principles.

          (i) ABSENCE OF CERTAIN CHANGES. Except as set forth in the Disclosure Schedule, since the date of the Latest Balance Sheet, Corporation, Business and Seller have owned and operated their assets, properties and businesses in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, Seller, Business or Corporation have not (as the case may be) subject to the aforesaid exceptions:

                   (i) suffered any adverse change in their respective condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves, businesses, prospects, goodwill or going concern value or experienced any event or failed to take any action which reasonably could be expected to result in such an adverse change;

                   (ii) suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) or suffered any loss of officers, employees, dealers, distributors, independent contractors, customers, or suppliers or other favorable business relationships;

                   (iii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock; or purchased or redeemed any shares of its capital stock;

                   (iv) issued or sold any shares of its capital stock, or any options, warrants, conversion, exchange or other rights to purchase or acquire any such shares or any securities convertible into or exchangeable for such shares;

                   (v) incurred any indebtedness for borrowed money;

                   (vi) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets, tangible or intangible;

                   (vii) acquired or disposed of any assets or properties;

              (viii) forgiven or canceled any debts or claims, or waived any rights;

                (ix) entered into any material transaction;

                 (x) granted to any officer or salaried employee or any other employee any increase in compensation in any form or paid any severance or termination pay;

                (xi) entered into any commitment for capital expenditures for additions to plant, property or equipment; or

               (xii) agreed, whether in writing or otherwise, to take any action described in this subsection.

          (j) REAL PROPERTIES.

               A. Except as set forth in the Disclosure Schedule, Business and Corporation have good and marketable fee simple record title in and to, or a leasehold interest in and to, all of its real property assets and fixtures reflected in the Latest Balance Sheet and all of its real property assets and fixtures purchased or otherwise acquired since the date of the Latest Balance Sheet (except for real property assets and fixtures sold in the ordinary course of business since the date of the Latest Balance Sheet). Except as set forth in the Disclosure Schedule, such leasehold interests are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in the Disclosure Schedule, none of the real property assets or fixtures owned by Corporation or Business is subject to any mortgage, pledge, lien, security interest, encumbrance, claim, easement, right-of-way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record), except the following (herein called "Permitted Liens"):
          (i) liens securing specified liabilities or obligations shown on the Latest Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' and other similar liens arising in the ordinary course of business; (iii) minor imperfections of title which do not impair the existing use of such real property assets or fixtures; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings. Except as set forth in the Disclosure Schedule, all real properties owned by and leased to Corporation or Business used in the conduct of its business are free from structural defects, in good operating condition and repair, with no material maintenance, repair or replacement having been deferred or neglected, suitable for the intended use and free from other material defects. Except as set forth in the Disclosure Schedule, each such real property and its present use conform in all respects to all occupational, safety or health, zoning, planning, subdivision, platting and similar Laws, and there is, to the knowledge of Corporation and Business, no such Law contemplated that would affect adversely the right of Corporation or Business to own or lease and operate and use such real properties. Except as set forth in the Disclosure Schedule, all public utilities necessary for the use and operation of any facilities on the aforesaid real properties are available for use or access at such properties and there is no legal or physical impairment to free ingress or egress from any of such facilities or real properties. Neither Corporation nor Business is a foreign person or is controlled by a foreign person, as the term foreign person is defined in
          Section 1445(f)(3) of the Code.

              B. The Disclosure Schedule sets forth all real property owned, leased or used by the Corporation or Business.

          (k) MACHINERY, EQUIPMENT, VEHICLES AND PERSONAL PROPERTY. Except as set forth in the Disclosure Schedule, Corporation and Business have good and merchantable right, title and interest in and to, or a leasehold interest in and to, all its machinery, equipment, vehicles and other personal property reflected in the Latest Balance Sheet and purchased or otherwise acquired since the date of the Latest Balance Sheet (except for such items sold or leased in the ordinary course of business since the date of the Latest Balance Sheet). Except as set forth in the Disclosure Schedule, all of such leasehold interests relating to machinery, equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in the Disclosure Schedule, none of such machinery, equipment, vehicles or other personal property owned by Corporation or Business is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) except Permitted Liens. Except as set forth in the Disclosure Schedule, the machinery, equipment, vehicles and other personal property of Corporation or Business which are necessary to the conduct of its business are in good operating condition and repair and fit for the intended purposes thereof and no material maintenance, replacement or repair has been deferred or neglected.

          (l) INVENTORIES. Except as set forth in the Disclosure Schedule, all inventory of Corporation and Business, whether reflected in the Latest Balance Sheet or otherwise, consists of a quality and quantity usable and salable in the ordinary course of business, and the present quantities of all inventory of Corporation and Business are reasonable in the present circumstances of the businesses as currently conducted or as proposed to be conducted.

          (m) RECEIVABLES AND PAYABLES.

              (i) Except as set forth on the Disclosure Schedule,
          (A) Corporation and Business have good right, title and interest in and to all its accounts and notes receivable and trade notes and trade accounts reflected in the Latest Balance Sheet and those acquired and generated since the date of the Latest Balance Sheet (except for those paid since the date of the Latest Balance Sheet); (B) none of such accounts and notes receivable and trade notes and trade accounts is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record); (C) except to the extent of applicable reserves shown in the Latest Balance Sheet, all of the accounts and notes receivable, trade notes and trade accounts owing to Corporation or Business constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof; (D) no account or note debtor whose account or note balance exceeds the amount set forth in the Disclosure Schedule at the date set forth therein was delinquent in payment by more than ninety (90) days; (E) the aging schedule of the accounts and notes receivable and trade notes and trade accounts of Corporation and Business previously furnished to Purchaser is complete and accurate; and (F) there is no reason why any account or note receivable or trade note or trade account will not be collected in accordance with its terms, other than for such accounts and notes which are not in excess of the reserves established therefor and reflected in the Latest Balance Sheet.

              (ii) All accounts payable and notes payable by Corporation and Business arose in bona fide transactions in the ordinary course of business and no such account payable or note payable is delinquent by more than ninety (90) days in its payment.

          (n) INTELLECTUAL PROPERTY RIGHTS.

              (i) Seller, Business and Corporation own the industrial and intellectual property rights, including without limitation the patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes and formulae (collectively, "Intellectual Property Rights") described on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the businesses of Corporation and Business as presently conducted and as proposed to be conducted does not and will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described on the Disclosure Schedule, Corporation, Business and Seller do not own or use any Intellectual Property Rights pursuant to any written license agreement and have not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights.

              (ii) All Intellectual Property Rights used by the Seller, Business or Corporation are owned by Seller who, pursuant thereto, shall license exclusive rights to Purchaser to use such rights as well as various options to acquire title to such rights pursuant to the terms of the License Agreement, a copy of which is set forth in
          EXHIBIT 1(C).

          (o) LITIGATION. Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind (including without limitation a proceeding, suit, claim or action, or an investigation, review or audit, involving any environmental Law or matter), judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to the knowledge of Seller, threatened or contemplated by or against or involving Business, Corporation or Seller, their assets including, without limitation, its Intellectual Property Rights, properties or businesses or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

          (p) TAX RETURNS. Seller, Business and Corporation have duly and timely filed all tax and information reports, returns and related documents required to be filed by it with respect to the income-type, sales/use-type and employment-related taxes of the United States and the states and other jurisdictions set forth in the Disclosure Schedule (and the political subdivisions thereof). Except as set forth in the Disclosure Schedule, Corporation, Seller and Business have duly and timely filed all other tax and information reports, returns and related documents required to be filed by them with any Authority, including without limitation all returns and reports of income, franchise, gross receipts, sales, use, occupation, employment, withholding, excise, transfer, real and personal property and other taxes, charges and levies (collectively, the "Tax Returns") and, except as set forth in the Disclosure Schedule, has duly paid, or made adequate provision for the due and timely payment of all such taxes and other charges, including without limitation interest, penalties, assessments and deficiencies, due or claimed to be due from them by any such Authorities; the reserves for all of such taxes and other charges reflected in the Latest Balance Sheet are adequate; and there are no liens for such taxes or other charges upon any property or assets of Business, Corporation or Seller. There is no omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by Seller, Corporation or Business for any period. The federal income tax returns of Corporation have been examined by the Internal Revenue Service for all periods to and including those expressly set forth in the Disclosure Schedule, and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Except as set forth in the Disclosure Schedule, all deficiencies and assessments resulting from examination of the Tax Returns of Business, Seller or Corporation have been paid. Except as set forth in the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period. If Corporation is an "S corporation", Corporation has had in effect a valid election under Code Section 1362 to be treated as an "S corporation" for each of its taxable years ended after the date set forth in the Disclosure Schedule, neither Corporation nor any of its Sellers have taken any action to revoke that election, neither Corporation nor any of its Sellers are aware of any basis or the existence of any facts that would permit the Internal Revenue Service to revoke that election for any period prior to the Closing Date, and, except as described on the Disclosure Schedule, since the effective date of its election as an S corporation to and including the Closing Date, Corporation will not have incurred or become liable for the payment of any corporate-level income tax, or any related penalties or interest.

          (q) INSURANCE. The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by Business, Corporation or Seller, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five (5) years. All present policies are in full force and effect and all premiums with respect thereto have been paid. Business, Corporation or Seller have not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five (5) years, except as described on the Disclosure Schedule.

          (r) BENEFIT PLANS.  Except as set forth in the Disclosure Schedule:

              (i) Neither Business nor Corporation sponsors, maintains or contributes to, and has never sponsored, maintained, contributed to or been required to contribute to any "employee pension benefit plan" ("Pension Plan") as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including without limitation, solely for purposes of this subsection, a plan excluded from coverage by Section 4(b)(5) of ERISA and, including without limitation any such Pension Plan which is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA. Each such Pension Plan is in compliance with the applicable provisions of ERISA for which deadlines for compliance have passed, the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code") for which deadlines of compliance have passed and all other applicable Law. No Pension Plan is subject to Title IV of ERISA or to Section 412 of the Code.

             (ii) Business and Corporation have never ceased operations at any facility or withdrawn from any Pension Plan or otherwise acted or omitted to act in a manner which could subject it to liability under
          Section 4062, Section 4063, Section 4064 or Section 4069 of ERISA and there are no facts or circumstances which might give rise to any liability of Business and Corporation to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Purchaser; or Seller, Business or Corporation to the PBGC. Neither Business nor Corporation has incurred any withdrawal liability (including without limitation any contingent or secondary withdrawal liability) within the meaning of Section 4201 and

          Section 4204 of ERISA to any Multiemployer Plan. Neither Corporation nor Business has, with respect to any Pension Plan which is a Multiemployer Plan, suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal," as such terms are defined respectively in Sections 4201, 4203, 4204 and 4205 of ERISA. Neither Business nor Corporation has any liability to any such Multiemployer Plan in the event of a complete or partial withdrawal therefrom as of the close of the most recent fiscal year of any such Multiemployer Plan ended prior to the date hereof.

            (iii) Corporation and Business do not sponsor, maintain, contribute to, and have never sponsored, maintained, contributed to, or been required to contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4(b)(5) of ERISA), whether insured or otherwise, and any such Welfare Plan maintained by Corporation or Business is in compliance with the provisions of ERISA and all other applicable Laws, including without limitation Code Section 162(k) and 162(i) and the related provisions of ERISA and Code Section 4980B. Neither Corporation nor Business has established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

             (iv) Corporation and Business do not maintain or contribute to any bonus plan, incentive plan, stock plan or any other current or deferred compensation agreement, arrangement or policy, or any individual employment agreement ("Compensation Plans").

              (v) Neither any of Pension Plans or Welfare Plans or Compensation Plans nor any trust created or insurance contract issued thereunder nor any trustee or administrator thereof nor any officer, director or employee of Corporation or Business, custodian or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, or "party in interest" within the meaning of Section 3(14) of ERISA, with respect to any such Pension Plans or Welfare Plans or Compensation Plans or any such trust or insurance contract or any trustee, custodian or administrator thereof, or any disqualified person, party in interest or person or entity dealing with such Pension Plans or Compensation Plans or any such trust, insurance contract or any trustee is subject to a tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA. There are no facts or circumstances which could subject Corporation or Business to any excise tax under
          Section 4972 or Sections 4976 through 4980, both inclusive, of the Code.

             (vi) Full payment has been made of all amounts which Corporation or Business is required, under applicable Law, with respect to any Pension Plan or Welfare Plan or Compensation Plan, or any agreement relating to any Pension Plan or Welfare Plan or Compensation Plan, to have paid as a contribution thereto. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan. Business and Corporation do not sponsor, maintain or contribute to, and have never sponsored, maintained or contributed to or been required to contribute to, any Pension Plan subject to Part 3 of Title I of ERISA or Section 412(n) of the Code. Business and Corporation have made adequate provisions for reserves to meet contributions which have not been made because they are not yet due under the terms of any Pension Plan or Welfare Plan or Compensation Plan or related agreements. All Pension Plans which Business or Corporation operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy the requirements of Section 401(a) and all other sections of the Code incorporated therein, including without limitation Sections 401(m) and 401(1) of the Code; and the Internal Revenue Service has issued favorable determination letters with respect to the current statement of all Pension Plans and, to Business's and Corporation's knowledge, nothing has occurred since the issuance of any such letters that could adversely affect such favorable determination. There will be no change on or before Closing in the operation of any Pension Plan, Welfare Plan or Compensation Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such plans, except as may be required by Law.

            (vii) Business and Corporation have complied with all reporting and disclosure obligations with respect to the Pension Plans, Welfare Plans and Compensation Plans imposed by Title I of ERISA or other applicable Law.

           (viii) There are no pending or, to Corporation's or Business's knowledge, threatened claims, suits or other proceedings against Corporation or Business, any other party by present or former employees of Corporation, plan participants, beneficiaries or spouses of any of the above, including, without limitation, claims against the assets of any trust, involving any Pension Plan, Welfare Plan, or Compensation Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants or beneficiaries.

             (ix) The transactions contemplated herein do not result in the acceleration or accrual, vesting, funding or payment of any contribution or benefit under any Pension Plan, Welfare Plan or Compensation Plan.

              (x) No action or omission of Corporation or Business or any director, officer, employee, or agent thereof in any way restricts, impairs or prohibits Purchaser or Corporation, Seller or Business or any successor from amending, merging, or terminating any Pension Plan, Welfare Plan or Compensation Plan in accordance with the express terms of any such plan and applicable Law.

          (s) BANK ACCOUNTS; POWERS OF ATTORNEY. The Disclosure Schedule sets forth: (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Corporation or Business maintain accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom; (ii) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (iii) the names of all persons or entities holding general or special powers of attorney from Corporation or Business and a summary of the terms thereof.

          (t) CONTRACTS AND COMMITMENTS; NO DEFAULT.
              (A) Except as set forth in the Disclosure Schedule, neither Corporation nor Business

                     (i) have any written contract, commitment, agreement or arrangement with any person or, to Corporation's or Business's knowledge, any oral contract, commitment, agreement or arrangement which (1) requires payments individually in excess of two thousand dollars ($2,000) annually or in excess of five thousand dollars ($5,000) over its term (including without limitation periods covered by any option to extend or renew by either party) and (2) is not terminable on thirty (30) days' or less notice without cost or other Liability;

                    (ii) does not pay any person or entity cash remuneration at the annual rate (including without limitation guaranteed bonuses) of more than ten thousand dollars ($10,000) for services rendered;

                   (iii) is not restricted by agreement from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                    (iv) is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                     (v) is not party to any agreement, contract, commitment or loan to which any of its directors, officers or Sellers (including Seller) or any "affiliate" or "associate" (as defined in Rule 405 as promulgated under the Securities Act of 1933) (or former affiliate or associate) thereof is a party;

                    (vi) is not subject to any outstanding sales or purchase contracts, commitments or proposals which will result in any loss upon completion or performance thereof;

                   (vii) is not party to any purchase or sale contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of five thousand dollars ($5,000) or which continues for a period of more than twelve (12) months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days' or less notice without cost or other Liability at or any time after the Closing;

                   (viii) is not subject to any contract, commitment, agreement or arrangement with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under Section 280G of the Code; and

                   (ix) has no distributorship, dealer, manufacturer's
               representative, sales representative, agent, broker, franchise or similar sales contract relating to the payment of a commission.

               (B) True and complete copies (or summaries, in the case of oral items) of all items disclosed pursuant to subsection 2(t)(i) have been made available to Purchaser for review, and are set forth in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, all such items are valid and enforceable by and against Corporation or Business in accordance with their respective terms; Corporation and Business are not in breach, violation or default, however defined, in the performance of any of their obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and, to Corporation's or Business's knowledge, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

          (u) ORDERS, COMMITMENTS AND RETURNS. Except as set forth in the Disclosure Schedule, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by Corporation or Business and all outstanding contracts or commitments for the purchase of supplies, materials and services were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, there are no claims against Corporation or Business to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

          (v)  LABOR MATTERS.  Except as set forth in the Disclosure Schedule:
     (i) Corporation and Business are and have been in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against the Corporation or Business pending or, to Corporation's or Business's knowledge, threatened before the National Labor Relations Board or any other comparable Authority; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to Corporation's or Business's knowledge, threatened against or directly affecting Corporation or Business; (iv) no labor representation question exists respecting the employees of Corporation or Business, and there is not pending or, to Corporation's or Business's knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Corporation or Business; (v) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or, to Corporation's or Business's knowledge, have been threatened; (vi) no collective bargaining agreement is binding and in force against Corporation or Business or is currently being negotiated by Corporation or Business; (vii) Corporation and Business have not experienced any significant work stoppage or other significant labor difficult; (viii) Corporation and Business are not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Pension Plan, Welfare Plan or Compensation Plan; (ix) upon termination of the employment of any person, neither Corporation, Business, Seller, Purchaser or any subsidiary of Purchaser will, by reason of anything done at or prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments; and (x) within the twelve (12) month period prior to the date hereof there has not been any expression of intention to Corporation, Seller or Business by any officer or key employee to terminate such employment.

          (w) DEALERS AND SUPPLIERS. Except as set forth in the Disclosure Schedule, there has not been in the twelve (12) month period prior to the date hereof any adverse change in the business relationship of Corporation or Business with any dealer or supplier to Corporation or Business.

          (x) PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in the Disclosure Schedule, neither Corporation nor Business requires the Consent of any Authority to permit it to operate in the manner in which it presently is being operated, and Corporation or Business possesses all permits and other authorizations from all Authorities presently required necessary to permit it to operate it businesses in the manner in which they presently are conducted.

          (y) COMPLIANCE WITH LAW. Except as set forth in the Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, but without intending to duplicate the scope of such other representations and warranties, the assets, properties, businesses and operations of Business and Corporation are and have been in compliance with all Laws applicable to the ownership and conduct of their assets, properties, businesses and operations, including without limitation all franchising and similar licensing Laws, all applicable rules of the Civil Rights Act of 1964, as amended, Executive Order No. 11246, the Occupational Safety and Health Act of 1970, as amended, the Clayton Act, as amended, the Sherman Act, as amended, the

     Foreign Corrupt Practices Act, as amended, the boycott and export control regulations promulgated by the U.S. Department of Commerce, the boycott regulations promulgated by the Internal Revenue Service, the Equal Employment Opportunity Act of 1974, as amended, the Clean Air Act as amended, the Clean Water Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Comprehensive Environmental Response, Liability and Compensation Act of 1980, as amended, and the related employee and public right-to-know provisions. There are no outstanding and unsatisfied deficiency reports, plans of correction, notices of noncompliance or work orders relating to any such Authorities, and no such discussions with any such Authorities are scheduled or pending.

          (z) ASSETS OF BUSINESS. The assets (including the Assets) owned or leased by Business or Corporation constitute all of the assets held for use or used primarily in connection with their businesses and are adequate to carry on such businesses as presently conducted and as contemplated by Business and Corporation to be conducted.

          (aa) BUSINESS GENERALLY. To Seller's, Corporation's and Business's knowledge, except as set forth in the Disclosure Schedule, there has been no event, transaction or information which has come to the attention of any of them which, as it relates directly to the businesses of Corporation and Business, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on such businesses.

          (bb) HAZARDOUS SUBSTANCES AND HAZARDOUS WASTES. Except as set forth in the Disclosure Schedule:

               (i) there is not now, nor has there ever been, any disposal, release or threatened release of Hazardous Materials (as defined below) on, from or under properties now or ever owned or leased by or to Corporation or Business or by or to any former subsidiary (the "Properties"). There has not been generated by or on behalf of Corporation, Business or any former subsidiary or predecessor (while owned by Corporation or Business) any Hazardous Material. No Hazardous Material has been disposed of or allowed to be disposed of on or off any of the Properties which may give rise to a clean-up responsibility, personal injury liability or property damage claim against Corporation or Business, or Corporation or Business being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Corporation or Business. For purposes of this subsection, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the term "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants or asbestos containing material which is or becomes regulated by any Authority in any jurisdiction in which any of the Properties is located. The term "Hazardous Material" includes without limitation any material or substance which is (i) defined as a "hazardous waste" or a "hazardous substance" under applicable Law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

               (ii) None of Properties is (or, with respect to past Properties and Properties of former subsidiaries, was at the time of disposition) in violation of any Law (with respect to past Properties and Properties of former subsidiaries, Laws in effect at the time of disposition) relating to industrial hygiene or to the environmental conditions on, under or about such Properties, including without limitation soil and ground water condition and there are (or at the time of disposition were) no underground tanks or related piping, conduits or related structures. During the period that Corporation, Business and their former subsidiaries and predecessors owned or leased the Properties, neither of them nor any third party used, generated, manufactured or stored on, under or about such Properties or transported to or from such Properties any Hazardous Materials and there has been no litigation brought or threatened against Corporation or Business or any settlements reached by Corporation with any third party or third parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such Properties.

          (cc) BROKERS. Except as set forth in the Disclosure Schedule, neither Seller, Business nor Corporation nor any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller, Business or Corporation for any such fee or commission to be claimed by any person or entity. Seller shall be solely responsible to pay (and Purchaser shall have no liability for) any amounts due to the parties listed on the Disclosure Schedule.

          (dd) SELLER REPRESENTATIONS. Seller has full legal right, power and authority to sell, transfer, assign and deliver the Shares and Assets to Purchaser at Closing and delivery of the Shares and Assets at Closing will transfer to Purchaser valid legal and beneficial ownership thereto free and clear of all claims, security interests, liens, charges and encumbrances of any kind or nature whatsoever. A bill of sale for the Business including the Assets in the form of EXHIBIT 2.1(dd) shall be presented to Purchaser by Seller at Closing.

          (ee) ACCURACY OF INFORMATION. No representation or warranty by Seller in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of the representation or warranty. All representations and warranties of Corporation and Business herein shall be deemed made also by Seller.

          (ff) DUE DILIGENCE. Seller represents and warrants that he has furnished to Purchaser any and all information, documentation, records and otherwise necessary for Purchaser to fully understand the Corporation and Business, their businesses, activities, assets and liabilities.

                                   SECTION 3

3.   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to each Seller as of the date hereof as follows:

          (a) CORPORATE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the law of the State of Nevada.

          (b) AUTHORIZATION. Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Purchaser has taken all action required by law, its articles or certificate of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Purchaser enforceable against it in accordance with its terms.

          (c) NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate any provision of the articles or certificates of incorporation or bylaws of Purchaser; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a material adverse affect on the business of Purchaser as a whole, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Purchaser or any subsidiary of Purchaser is a party or by which they or any of their properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) which would materially impede Purchaser, or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, upon any property or assets of Purchaser or any subsidiary of Purchaser under any debt, obligation, contract, agreement or commitment to which Purchaser or any subsidiary of Purchaser is a party or by which Purchaser or any subsidiary of Purchaser or any of their assets or properties is or may be bound; or (iii) to the knowledge of Purchaser violate any Law any of which would materially impede Purchaser's ability to perform its obligations hereunder.

          (d) DISCLOSURE. No representation or warranty by Purchaser in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which made, not misleading as of the date of the representation or warranty.

          (e) CONSENTS AND APPROVALS. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Purchaser of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of Purchaser and its subsidiaries taken as a whole.

          (f)  BROKERS.  Except as disclosed in the Disclosure Schedule,
     EXHIBIT 2 hereto, neither Purchaser nor any of its directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Purchaser for any such fee or commission to be claimed by any person or entity. Purchaser shall be solely responsible to pay (and Seller shall have no liability for) any amounts due to the parties listed on the Disclosure Schedule.

                                  SECTION 4

4.   COVENANTS

          (a) CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein shall not include any information relating to a party which the party disclosing such information can show:
     (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party; (iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or
     (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information. This provision shall survive closing.

          (b) FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end. This provision shall survive Closing.

          (c)  FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

               Before, at and after closing

               (i) Each party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement and the transactions contemplated hereunder.

              (ii) Seller, Corporation and Business shall cooperate with Purchaser to promptly develop plans for the management of the Business and Corporation's businesses after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and to further cooperate with Purchaser to provide for the implementation of such plans as soon as practicable after the Closing. Subject to applicable Law, Seller, Business and Corporation shall confer on a regular and reasonable basis with one or more representatives of Purchaser to report on material operational matters and the general status of ongoing operations.

             (iii) Each party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Article 5 and Article 6 hereof.

          (d) PUBLIC ANNOUNCEMENTS. None of the parties hereto shall make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements which are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other party of such requirement and discusses with the other party in good faith the exact proposed wording of any such announcement. This provision shall survive Closing.

                                    SECTION 5

5.   CONDITIONS TO OBLIGATIONS OF PURCHASER

     Notwithstanding any other provision of this Agreement to the contrary, the obligation of Purchaser to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller contained in this Agreement, including without limitation in the Disclosure Schedule delivered to Purchaser as EXHIBIT 2 shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

          (b) PERFORMANCE. Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

          (c)  REQUIRED APPROVALS AND CONSENTS.

               (i) All action required by law and otherwise to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

              (ii) All Consents of or from all authorities required hereunder to consummate the transactions contemplated herein, and all Consents of all third parties, persons and entities other than Authorities that are identified in the Disclosure Schedule shall have been delivered, made or obtained, and Purchaser shall have received copies thereof.

          (d) ADVERSE CHANGES. No material adverse change shall have occurred in the businesses of Corporation or Business.

          (e) NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a material adverse effect on the conduct of the businesses of Corporation or Business.

          (f)   INTENTIONALLY OMITTED

          (g) LEGISLATION. No Law shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

          (h) CERTIFICATES. Purchaser shall have received such certificates, if any, of Seller, in a form and substance reasonably satisfactory to Purchaser, dated the Closing Date, to evidence compliance with the conditions set forth in this Section 5 and such other matters as may be reasonably requested by Purchaser.

          (i) DUE DILIGENCE. Purchaser shall have received all information requested by it.

          (j) EMPLOYMENT AGREEMENTS. On or before the Closing Date Seller shall have executed and delivered to Purchaser the employment agreement annexed hereto as EXHIBIT 5(j).

          (k) FINANCIAL STATEMENTS AND CORPORATION'S SELLER'S EQUITY. Purchaser shall have received the Latest Balance Sheet of Corporation and Business as being effective as of the Closing, and Seller hereby certifies that as of the Closing Date, Corporation's and Business' equity has been determined consistently in accordance with the generally accepted accounting principles used with respect to preparation of the Latest Balance Sheet.

         (l)    Execution and delivery of the License Agreement set forth on
     EXHIBIT 5(l) hereto.

                                              SECTION 6

6.  CONDITIONS TO SELLER'S OBLIGATIONS

     Notwithstanding anything in this Agreement to the contrary, the obligation of Seller to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Purchaser contained in this Agreement shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they shall be true and correct in all material respects at the Closing with respect to such date or period.

         (b) PERFORMANCE. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

         (c) APPROVALS. All Consents hereto, if any, shall have been delivered, made or obtained. All action required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

         (d) NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

         (e)   INTENTIONALLY OMITTED.

         (f) DUE DILIGENCE. Seller shall have received all information requested by it.

         (g) ADVERSE CHANGES. No material adverse change shall have occurred in the business of Purchaser and its subsidiaries taken as a whole since the date hereof.

         (h) Execution and delivery of the License Agreement (EXHIBIT 5(i) hereto) and Employment Agreement (EXHIBIT 5(j) hereto).

                                    SECTION 7

7.  INTENTIONALLY OMITTED.

                                    SECTION 8

8.  SURVIVAL AND INDEMNIFICATION

         (a) SURVIVAL. This Agreement including, without limitation, the representations and warranties of each of the parties hereto shall survive pursuant to the terms hereof.

         (b) INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify Seller from and against any and all loss, liability or damage suffered or incurred by it by reason of (i) any untrue representation of, or breach of warranty by, Purchaser in any part of this Agreement, provided, however, that no claim for indemnity may be made pursuant to this subsection after the first eighteen (18) months after the Closing Date; and (ii) any nonfulfillment of any covenant, agreement or undertaking of Purchaser in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereof entitled to the benefits thereof.

         (c) INDEMNIFICATION BY SELLER -- UNTRUE REPRESENTATION OR BREACH OF WARRANTY. Seller agrees to indemnify Purchaser from and against any and all loss, liability or damage suffered or incurred by it by reason of any untrue representation of, or breach of warranty by Seller, Corporation or Business in this Agreement, provided, however, that no claim for indemnity may be made pursuant to this subsection after the first eighteen (18) months after the Closing Date. Notwithstanding anything to the contrary in this subsection, no claim may be made under this subsection if it (or the principal facts with respect to it) were known or reasonably should have been known and the claim could have been asserted at a time when it would have resulted in a required adjustment which would be reflected in the Audited Closing Balance Sheet.

         (d) INDEMNIFICATION BY SELLER -- OTHER. Seller agrees to indemnify Purchaser from and against: (i) any and all loss, liability or damage suffered or incurred by it by reason of any nonfulfillment of any covenant, agreement or undertaking of Seller, Corporation or Business in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the party or parties hereto entitled to the benefits thereof; and (ii) any and all costs and expenses, including without limitation reasonable legal fees and expenses, in connection with enforcing the indemnification rights of Purchaser pursuant to subsections 8(c) and 8(d).

         (e) BASKET AMOUNT. Notwithstanding anything in subsections 8 (c) and (d) to the contrary, Purchaser shall not be entitled to any indemnification under such subsections if the aggregate amount of all claims thereunder is less than twenty-five thousand dollars
     ($25,000) (the "Exception Amount"), but if the aggregate amount of all claims equals or exceeds the Exception Amount, then Purchaser shall be entitled to full indemnification of all claims and there shall be no Exception Amount. The parties hereto do not intend that the Exception Amount be deemed to be a definition of what is "material" for any purpose in this Agreement.

         (f) CLAIMS FOR INDEMNIFICATION. The parties intend that all indemnification claims hereunder be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party"). Whenever any claim shall arise for indemnification hereunder), the Indemnified Party shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it shall deliver, within ten (10) business days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection.
     If the Indemnifying Party shall file timely written notice of objection to any claim for indemnification, the validity and amount of such claim shall be determined by arbitration pursuant to subsection 9(l) hereof. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, shall have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

                            SECTION 9

9.  MISCELLANEOUS PROVISIONS

         (a) EXPENSES. Each of the parties hereto shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein is consummated.

         (b) AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto;
     provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto; and provided, further, that after any approval of the transactions contemplated herein by the Seller, no such amendment or modification without the further approval of such Seller shall reduce the amount or form of the consideration or in any way materially adversely affect the rights of Seller with respect hereto.

         (c) WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent shall be given in writing in the same manner as for waivers of compliance.

         (d) NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         (e) NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given and effective:
     (I) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

          If to Purchaser:

               To:               Trans World Gaming Corp.
                                 One Penn Plaza, Suite 1503
                                 New York, New York   10119-0002
                                 Attn:Mr. Dominick Valenzano
                                 Fax: (212) 563-3380

               With a copy to:   Oppenheimer Wolff & Donnelly
                                 One Citicorp Center
                                 153 East 53rd Street, 26th Floor
                                 New York, New York   10022
                                 Attn:Richard P. Altieri, Esq.
                                 Fax: (212) 486-0708

          If to Seller:

               To:               James R. Hardman, Jr.
                                 14114 West 1st Drive
                                 Golden, Colorado   80401
                                 Fax: (303) 277-0688

     or to such other person or address as Purchaser shall furnish to the other parties hereto in writing in accordance with this subsection.

         (f) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that Purchaser may assign this Agreement, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, subsidiary of Purchaser, if Purchaser remains bound hereby).

         (g) GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal substantive laws of the State of New York (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         (h) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

         (j) ENTIRE AGREEMENT. The Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement". There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement shall be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision shall become invalid or unenforceable under applicable Law such provision shall be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement shall continue in full force and effect.

         (k) INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in section 4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party shall be entitled to injunctive relief against the threatened breach of section 4 hereof or the continuation of any such breach without the necessity or roving actual damages and may seek to specifically enforce the terms thereof.

         (l) ARBITRATION. With the sole exception of the injunctive relief contemplated by subsection 9(k), any controversy or claim arising out of or relating to this Agreement, or the making, performance or interpretation thereof, including without limitation alleged fraudulent inducement thereof, shall be settled by binding arbitration in New York City, New York by a panel of three (3) arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of New York for this purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                         PURCHASER:

                         TRANS WORLD GAMING CORP.


                         By:  /s/  Andrew Tottenham
                              ---------------------
                              Name: Andrew Tottenham
                              Title: President and Chief Executive Officer

                         (NO SEAL)

STATE OF NEW YORK   )
                    ) ss.
COUNTY OF QUEENS    )

     The foregoing instrument was acknowledged before me on April 11, 1997, by Andrew Tottenham, the President and Chief Executive Officer of Trans World Gaming Corp., a Nevada corporation, on behalf of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on this 11th day of April, 1997.


 /s/  Maureen C. Weppler
 -----------------------
        Notary Public

[NOTARIAL SEAL]

My Commission expires January 23, 1999.

                              SELLER:


                              /s/  James R. Hardman, Jr.
                              --------------------------
                              James R. Hardman, Jr.,

                              Sole Shareholder of "Corporation"
                              (Multiple Application Tracking System, Inc.) and

                              Sole Proprietor of Business
                              (Multiple Application Tracking System
                              doing business as MATS of Colorado)

                              SS# ###-##-####

STATE OF NEVADA) (NO SEAL)
               ) ss.
COUNTY OF CLARK)

     The foregoing instrument was acknowledged before me on April 8, 1997 by James R. Hardman, Jr., who acknowledged this to be his free and voluntary act.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal on this 8th day of April, 1997.

/s/ [signature illegible]
-------------------------
          Notary Public

My Commission expires March 5, 2000.